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                                                                     EXHIBIT 3.2
                            CERTIFICATE OF AMENDMENT

                                       TO

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                                JQH HOTELS, L.P.

                    JQH Hotels, L.P., a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the "Act"), for the purpose of amending its Certificate of Limited Partnership pursuant to Section 17-202 of the Act, hereby certifies that effective on December 22, 1993, Paragraphs 1 and 3 of the Certificate of Limited Partnership are amended to read in their entirety as follows:

            1.       The name of the Partnership is John Q. Hammons Hotels, L.P.

            3.       The name and business address of the general partner is:

                          John Q. Hammons Hotels, Inc.
                          The John Q. Hammons Building
                           300 John Q. Hammons Parkway
                           Springfield, Missouri 65806

                    IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by its general partner thereunto duly authorized as of the 22nd day of December, 1993.

                                            JQH HOTELS, L.P.

                                            By: John Q. Hammons Hotels, Inc.,
                                                General Partner

                                                By:/s/ Jacqueline A. Dowdy
                                                   ---------------------------
                                                   Name: Jacqueline A. Dowdy
                                                   Title: Secretary



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                                 CERTIFICATE OF
                              LIMITED PARTNERSHIP
                                       OF
                                JQH HOTELS, L.P.


    This Certificate of Limited Partnership of JQH Hotels, L.P. (the "Partnership") is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited
Partnership Act.

                1. The name of the Partnership is:

                                JQH Hotels, L.P.

                2. The address of the registered office of the Partnership in
                   Delaware is:

                                1013 Centre Road
                           Wilmington, Delaware 19805

                The Partnership's registered agent at that address is:

                          Corporation Service Company

                3. The name and business address of the general partner is:

                           Hammons of Missouri, Inc.
                          The John Q. Hammons Building
                          300 John Q. Hammons Parkway
                          Springfield, Missouri 65806

    IN WITNESS WHEREOF, the undersigned, constituting the sole general partner of the Partnership, has caused this Certificate of Limited Partnership to be duly executed as of the 5th day of September, 1989.


                                        JQH HOTELS, L.P.

                                        By: Hammons of Missouri, Inc.
                                            General Partner

                                            By:/s/ John Q. Hammons
                                               --------------------------
                                               John Q. Hammons, President